Exhibit 3(a)(2)(ii)

SCHEDULE 1

Contracts Subject to Distribution Agreement

Contract Marketing Name	Policy Form Nos.	SEC Registration No.
Commodore Nauticus	G800(95)-3	811-07299/33-59861
Commodore Americus	A800(Q96)-3	811-07299/33-65409
Commodore Mariner	A800(NQ96)-3	811-07299/33-65409
Commodore Spirit	A801-BD(NQ97)-3, A801-BD(Q97)-3, or G801-BD(97)-3	811-08017/333-19725
Commodore Independence	A802(NQ98)-3, A802(Q98)-3, G802(99)-3, or C802	811-08017/333-51955
Commodore Advantage	A803(NQ98)-3, A803(Q98)-3, G803(98)-3, or C803(98)-3	811-08017/333-51971
Commodore Helmsman	P1805001 NW, P1805101NW, P1809203NW, or P1809303 NW	811-21095/333-88300
Commodore Majesty	P1805201NW, P1805301 NW, P2809403NW, or P1809503NW	811-21095/333- 88302
Flex(b)	P1814707NW	811-21095/333-148444
ContributorPlus	P1814807NW	811-21095/333-148459
Transition20	P1814507NW	811-21095/333-148387
Access100	P1814607NW	811-21095/333-148676
TotalGroup	G2012108NW	811-21095/333-148940

Effective Date: May 1, 2008

SCHEDULE 2A

Special Addendum to the Distribution Agreement

This schedule is part of the Distribution Agreement to which it is attached. For their efforts in distributing the following Contracts and Certificates Great American Advisor, Inc. shall be paid the following Distributor’s Fee in addition to the Commissions listed in Schedule 2:

Policy Form	Product Name	Compensation Options	Premium Compensation
G800(95)-3	Commodore Nauticus Group FPDA	NT T1	0.0% 0.0%
A800(NQ96)-3	Commodore Americus Individual FPDA (NQ)	NT T1 T2 T3	0.0% 0.0% 0.0% 0.0%
A800(Q96)-3	Commodore Americus Individual FPDA (Q)	NT T1 T2 T3	0.0% 0.0% 0.0% 0.0%
A801-BD (NQ Rev. 3/97)-3	Commodore Spirit Individual FPDA (NQ)	NT T1 T2 T3 T4	0.0% 0.0% 0.0% 0.0% 0.0%
A801-BD (Q Rev. 3/97)-3	Commodore Spirit Individual FPDA (Q)	NT T1 T2 T3 T4	0.0% 0.0% 0.0% 0.0% 0.0%
G801-BD (97)-3	Commodore Spirit Group FPDA	NT T1 T2 T3 T4	0.0% 0.0% 0.0% 0.0% 0.0%
A803 (NQ98)-3	Commodore Advantage Individual FDPA (NQ)	TI T2	0.0% 0.0%
A803 (Q98)-3	Commodore Advantage Individual FDPA (Q)	T1 T2	0.0%
G803(98)-3 or C803(98)-3	Commodore Advantage Group FDPA (Q)	T1 T2	0.0%
A802(NQ98)-3	Commodore Independence Individual FDPA (NQ)	T1	0.0%
A802(Q98)-3	Commodore Independence Individual FDPA (Q)	T1	0.0%
AG802(99)-3 or C802(99)-3	Commodore Independence Group FDPA (Q)	T1	0.0%
P1805001 NW, P1805101NW P1809203NW or P1809303 NW	The Commodore Helmsman Individual FPDVA	NT T1 T2	0.0% 0.0% 0.0%
P1805201NW, P1805301 NW, P2809403NW or P1809503NW	The Commodore Majesty Individual FPDVA	NT T1 T2	0.0% 0.0% 0.0%

P1814707NW	Flex(b) Individual FPDVA	NT T1 T2 T3	0.0% 0.0% 0.0% 0.0%
P1814507NW	Transition20 Individual FPDVA	NT T1 T2	0.0% 0.0% 0.0%
P1814807NW	ContributorPlus Individual FPDVA	NT T1 T2 T3	0.0% 0.0% 0.0% 0.0%
P1814607NW	Access100 Individual FPDVA	NT T1	0.0% 0.0% 0.0%
G2012108NW	TotalGroup Group FPDVA	NT T1 T2	0.0% 0.0% 0.0%

BASIS FOR COMPENSATION:

A.	Distributor’s Fee will be paid at the percentage of premium shown above upon receipt of premium payments for contracts issued under this Schedule.

B.	Distributor’s Fee will be paid as stated above provided that the Distribution Agreement is in full force and effect.

C.	Distributor’s Fee for contracts issued outside AILIC’s published guidelines will be negotiated by AILIC.

D.	For issue ages 81 and over on the Access100, The Commodore Helmsman, The Commodore Majesty, The Commodore Independence, The Commodore Advantage, The Commodore Spirit Group Contract, The Commodore Americus, and The Commodore Nauticus, Distributor’s Fee is one-half (1/2) of the respective compensation amount listed above.

E.	For Individual Commodore Spirit contracts with Issue Ages 81-85 Distributor’s Fee is 60% of amounts above. For Individual Commodore Spirit contracts with Issue Ages 86-88 Distributor’s Fee is 50% of amounts stated above. Maximum Issue Age is 88.

F.	For single premium amounts less than minimum the following reduced Distributor’s Fee schedule applies:

Premium	% of Indicated Compensation
0 – 49% of Minimum	0%
50% - 99% of Minimum	50%

Note Contract Minimums of $10,000 or above:

Minimum initial purchase payment on Flex(b) individual Nonqualified contract is $10,000.

Minimum initial purchase payment on Transition20 individual contract is $20,000.

Minimum initial purchase payment on ContributorPlus individual contract is $20,000.

Minimum initial purchase payment on Access100 individual contract is $20,000.

Minimum initial purchase payment on The Commodore Helmsman individual Nonqualified contract is $10,000.

Minimum initial purchase payment on The Commodore Majesty individual contract is $20,000.

Minimum initial purchase payment on The Commodore Independence individual contract is $20,000.

Minimum initial purchase payment on The Commodore Advantage individual Nonqualified contract is $10,000.

G.	For “Enhanced” Spirit Group, Nauticus Group, Advantage or Independence group contracts, Distributor’s Fee is 75% of the above indicated Group Distributor’s Fee structure.

H.	For the “Enhanced” TotalGroup Contract (0.75% M&E; or 0.50% M&E) the Distributor’s Fee is reduced proportionally of the standard Group Distributor’s Fee structure.

I.	Chargeback of the Distributor’s Fee will be assessed on redemptions in excess of the free withdrawal on deposit less than one year.

J.	Chargeback of Distributor’s Fee will be assessed on Access100 and The Commodore Independence out of any premiums on deposit for less than one year.